POWER OF ATTORNEY

 The undersigned, as a Section 16 reporting person of
Autodesk, Inc. (the Company), hereby constitutes and appoints
Naomi Meyers, Amanda Riley, Stephanie Tang, Kate Perkins,
Melissa Hoge, Andrew Chew, and each of them, the
undersigneds true and lawful attorney-in-fact to:

1. complete and execute Form ID (and any other documents
necessary or appropriate to obtain codes and passwords
enabling the undersigned to make electronic filings with
the Securities and Exchange Commission) and Forms 3, 4
and 5 and other forms and all amendments thereto as such
attorney-in-fact shall in his or her discretion determine
to be required or advisable pursuant to Section 16 of the
Securities Exchange Act of 1934 (as amended) and the
rules and regulations promulgated thereunder, or any
successor laws and regulations, as a consequence of the
undersigneds ownership, acquisition or disposition of
securities of the Company; and

2. do all acts necessary in order to file such forms with
the Securities and Exchange Commission, any securities
exchange or national association, the Company and such
other person or agency as the attorney-in-fact shall deem
appropriate.

      The undersigned hereby ratifies and confirms all that said attorneys-in-fact and agents shall do or cause to be done by virtue hereof. The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Company assuming, any of the undersigneds responsibilities to comply with Section
16 of the Securities Exchange Act of 1934 (as amended).

 This Power of Attorney shall remain in full force and
effect until the undersigned is no longer required to file Forms
3, 4 and 5 with respect to the undersigneds holdings of and
transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the
Company and the foregoing attorneys-in-fact.

 IN WITNESS WHEREOF, the undersigned has caused this Power
of Attorney to be executed as of this 29th day of March, 2021.

Signature:/s/ Pascal W. Di Fronzo

Print Name: PASCAL W. DI FRONZO